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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported)      March 12, 1997
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                              MLC Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

            333-11737                                   54-1817218
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   (Commission File Number)                (I.R.S. Employer Identification No.)

   11150 Sunset Hills Road, Suite 110, Reston, VA                 20190-5321
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         (Address of Principal Executive Offices)                 (Zip Code)

                                (703) 834-5710
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              (Registrant's Telephone Number, Including Area Code)
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ITEM 5.  OTHER EVENTS.

         On March 12, 1997, MLC Group, Inc., a Virginia corporation ("MLC"), finalized and executed documents establishing a $10,000,000 credit facility agreement (the "Credit Facility"), with Heller Financial, Inc., a Delaware corporation. MLC is a wholly-owned subsidiary and is the principal operating subsidiary of MLC Holdings, Inc. Under the terms of the Credit Facility, a maximum amount of Ten Million Dollars ($10,000,000) is available to MLC, provided, that each draw is subject to the approval of Heller. The Credit Facility is evidenced by a Loan and Security Agreement dated as of January 31, 1997 (the "Loan Agreement") and a First Amendment to Loan and Security Agreement (the "Amendment") dated as of March 12, 1997 (although the Loan Agreement is dated effective January 31, 1997, all documents were executed concurrently in March, 1997).

Purpose and Use of the Credit Facility

         MLC intends to use the Credit Facility primarily for the permanent fixed-rate discounting of rents for commercial leases of information technology assets with the MLC's middle-market customers. To date, no advances under the Credit Facility have been made.

Principal Terms of the Credit Facility

         Each advance under the Credit Facility will be related to one or more contracts for the lease or conditional sale of assets between MLC as lessor or secured party and the end user of the assets. Each such advance will bear interest at an annual rate equal to the sum of the weekly average U.S. Treasury Constant Maturities for a Treasury Note having approximately an equal term as the weighted average term of the contracts subject to the advance, plus an index ranging from 1.75% to 3.00%, depending on the amount of the advance and the credit rating (if any) of the lessee. The Credit Facility contains a number of covenants binding on MLC requiring, among other things, maintenance of certain lock box compliance ratios, and limiting, among other things, liens, additional borrowing, mergers, acquisitions, and asset sales. The Credit Facility is a limited recourse facility, secured by a first-priority lien in the contracts and chattel paper relating to each advance, the equipment subject to such contracts, a 10% cross-collateralized first loss guarantee, and all books, records and proceeds pertaining thereto. The Credit Facility is guaranteed by MLC Holdings, Inc.

         Lending under the Credit Facility is in Heller's sole discretion, and is further subject to MLC's compliance with certain conditions and procedures. Under the Credit Facility, upon not less than sixty (60) days' prior notice, either Heller or MLC may notify the other of its intention not to seek/provide any further financing thereunder.





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 Incorporation of Exhibits

         The foregoing is only a summary of certain terms of the Credit Facility, and is subject to, and supplemented and qualified by, the copy of the text of the Loan Agreement and the Amendment, attached hereto as Exhibits "5.1" and "5.2" respectively, and incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MLC Holdings, Inc.
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                                                    (Registrant)


Date           March        , 1997          By
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                                                    Philip G. Norton, Chairman





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                                 EXHIBIT INDEX

         The following exhibits are filed as part of this report:

         Exhibit
         No.                      Item
         --------                 ----

         5.1 Text of Loan and Security Agreement dated January 31, 1997 between MLC Group, Inc. And Heller Financial, Inc.

         5.2 Text of First Amendment to Loan and Security Agreement dated March 12, 1997 between MLC Group, Inc. And Heller Financial, Inc.





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